                                                                    EXHIBIT 4.12

                                                                  Execution Copy

                               LAND O'LAKES, INC.

                                  $175,000,000

                        9% Senior Secured Notes due 2010

                               Purchase Agreement

                                                               December 12, 2003

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         Land O'Lakes, Inc., a Minnesota cooperative corporation (the "Company"), proposes to issue and sell to J.P. Morgan Securities Inc. (the "Initial Purchaser") $175,000,000 principal amount of its 9% Senior Secured Notes due 2010 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of December 23, 2003 (the "Indenture") among the Company, each entity listed on Schedule 2 hereto (collectively, the "Subsidiary Guarantors") and U.S. Bank National Association, as trustee (the "Trustee"), and will be guaranteed on a senior secured basis by each of the Subsidiary Guarantors (the "Subsidiary Guarantees").

         The Securities will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated December 7, 2003 (the "Preliminary Offering Memorandum"), and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchaser pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchaser in accordance with the terms and conditions of this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

         Holders of the Securities (including the Initial Purchaser and its direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Subsidiary Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined in) the Registration Rights Agreement.

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         In connection with the issue and sale of the Securities, the Company will enter into amendments (the "Credit Agreement Amendments") with respect to
(i) the Credit Agreement, dated October 11, 2001, among the Company, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent and collateral agent, and the lenders party thereto, and documents related thereto (collectively, as amended, the "Term Credit Agreement") and (ii) the Amended and Restated Five-Year Credit Agreement dated as of October 11, 2001, among the Company, JPMorgan Chase Bank (formerly known as The Chase Manhattan
Bank), as administrative agent, CoBank, ACB, as co-administrative agent and the lenders party thereto, and documents related thereto (collectively, as amended, the "Revolving Credit Agreement" and together with the Term Credit Agreement, the "Credit Agreements"), in each case, permitting the issuance of the Securities and the granting of the second priority liens on the Collateral (as defined below). The Securities are being issued to refinance certain indebtedness outstanding under the Credit Agreements.

         Pursuant to (I) the Lien Subordination and Intercreditor Agreement to be dated as of the Closing Date (as defined below) among the Company, JPMorgan Chase Bank, as collateral agent (the "Credit Facilities Collateral Agent"), the Trustee and the Subsidiary Guarantors (the "Intercreditor Agreement"), (II) the Second Priority Collateral Agreement to be dated as of the Closing Date among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as collateral agent (in such capacity, the "Collateral Agent") (the "Second Priority Collateral Agreement"), and (III) the mortgages or deeds of trust with respect to each of the following properties: (i) Route 3, Orland, California;
(ii) 1525 E. Bardsley, Tulare, California; (iii) 400 S "M" Street, Tulare, California; (iv) 1125 Paulson Road, Turlock, California; (v) 890 North Prairie Industrial Parkway, Mulberry, Florida; (vi) 1711 S. 2300 East, Gooding, Idaho;
(vii) 812 First Street S., Nampa, Idaho; (viii) 2472 West State Road 28, Frankfort, Indiana; (ix) 505 North 4th Street, Richmonds NW Industrial Park, Richmond, Indiana; (x) 1025 190th Street, Webster City, Iowa; (xi) 223 West 63rd Street, Shreveport, Louisiana; (xii) 11671 Hopewell Road, Hagerstown, Maryland;
(xiii) 4001 Lexington Avenue N., Arden Hills, Minnesota; (xiv) 3901 Hiawatha Avenue South, Minneapolis, Minnesota; (xv) 206 2nd Street NE, Pine Island, Minnesota; (xvi) 3562 Highway MM, Gray Summit, Missouri; (xvii) 173 McNess Road, Statesville, North Carolina; (xviii) 2001 Mogadore Road, Kent, Ohio; (xix) 1111
N. Cole Street, Lima, Ohio; (xx) 635 Collins Boulevard, Orrville Industrial Park, Orrville, Ohio; (xxi) 15840 N. Simmons Road, Portland, Oregon; (xxii) 1609
S. E. 8th Avenue, Portland, Oregon; (xxiii) 405 Park Drive, Carlisle, Pennsylvania; (xxiv) 475 St. Johns Church Road, Harrisburg, Pennsylvania; (xxv) 1501 East 4th Street, Fort Worth, Texas; (xxvi) 1402 East Sarah Dewitt Drive, Gonzales, Texas; (xxvii) 201 East Municipal Drive, Lubbock, Texas; (xxiii) 305 Wall Street, Denmark, Wisconsin; (xxix) 423 Main Street, Greenwood, Wisconsin;
(xxx) 927 Eighth, Kiel, Wisconsin; (xxxi) 1002 E. Washington Street, Madison, Wisconsin; (xxxii) 306 Park Street, Spencer, Wisconsin (collectively, the "Mortgages" and together with the Intercreditor Agreement and the Second Priority Collateral Agreement, the "Security Documents"), the Securities and the Subsidiary Guarantees will be, on the Closing Date, secured on a second-priority basis (subject to Permitted Collateral Liens (as defined in the Offering Memorandum)) by certain collateral as described in the Offering Memorandum (the "Collateral"). The Security Documents will grant a second-priority security interest (subject to Permitted Collateral Liens) in the Collateral for the benefit of the Trustee, the Collateral Agent and each holder of the Securities and the successors and assigns of the foregoing (collectively, the "Secured Parties"). Pursuant to the Credit

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Agreements and the security documents relating thereto, the collateral agent for the lenders under the Credit Agreements holds first-priority security interests in the Collateral.

         The Company hereby confirms its agreement with the Initial Purchaser concerning the purchase and resale of the Securities, as follows:

         1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the Initial Purchaser as provided in this Agreement, and the Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the principal amount of Securities set forth in Schedule 1 hereto at a price equal to 100% of the principal amount thereof plus accrued interest, if any, from December 23, 2003 to the date of payment and delivery. In connection with the issuance and sale of the Securities, the Company agrees to pay to the Initial Purchaser a commission equal to 1.575% of the principal amount of Securities set forth in Schedule 1 hereto, which commission may be offset against the purchase price set forth in the immediately preceding sentence. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

         (b) The Company understands that the Initial Purchaser intends to offer the Securities for resale on the terms and subject to the conditions set forth herein and in the Offering Memorandum. The Initial Purchaser represents, warrants and agrees that:

                  (i) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

                  (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

                           (A) within the United States to persons whom it
                  reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the Securities Act ("Rule 144A") (a "QIB"), in transactions pursuant to Rule 144A, and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

                           (B) in accordance with the restrictions set forth in
                  Annex A hereto;

                  (iii) it is a QIB; and

                  (iv) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act.

         (c) The Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 5(f) and 5(g), counsel for the Company and for the Initial Purchaser, respectively, may rely upon the accuracy of the

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                                                                               4

representations and warranties of the Initial Purchaser and its compliance with its agreements contained in paragraph (b) above (including Annex A hereto), and the Initial Purchaser hereby consents to such reliance.

         (d) The Company and each of the Subsidiary Guarantors acknowledges and agrees that the Initial Purchaser may offer and sell Securities to or through any affiliate of the Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through the Initial Purchaser.

         (e) The Initial Purchaser agrees that, prior to or essentially simultaneously with the confirmation of sale by the Initial Purchaser to any purchaser of the Securities purchased by the Initial Purchaser from the Company pursuant thereto, the Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to the Initial Purchaser prior to the date of such confirmation of sale where required by applicable law).

         2. Payment and Delivery, (a) Payment for and delivery of the Securities will be made at the offices of Faegre & Benson LLP, Minneapolis, MN at 9:00 A.M., Minneapolis time, on December 23, 2003, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Initial Purchaser and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Initial Purchaser against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchaser, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Initial Purchaser not later than 12:00 P.M., Minneapolis time, on the Business Day prior to the Closing Date.

         3. Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors jointly and severally represent and warrant to the Initial Purchaser that:

         (a) Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchaser to confirm sales of the Securities and on the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum.

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         (b) Financial Statements. The financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the financial position of the Company and its Subsidiaries (as defined below), Land O'Lakes Farmland Feed LLC and its subsidiaries, Land O'Lakes Feed Division and Agriliance, LLC and its subsidiaries, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, subject to year-end audit adjustments in the case of interim unaudited financial statements; and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. For purposes of this Agreement, the term "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of capital stock or other such interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company, the Company and its Subsidiaries or the Company's Subsidiaries.

         (c) No Material Adverse Change. Except as stated in the Offering Memorandum, since the date of the most recent financial statements of the Company included in the Offering Memorandum, (i) there has not been any change in the capital stock or long-term debt of the Company or its Subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company or its Subsidiaries on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and Subsidiaries taken as a whole (whether or not in the ordinary course of business) or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole (other than in the ordinary course of business); and (iii) the Company and its Subsidiaries taken as a whole have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

         (d) Incorporation and Good Standing. The Company and each of the Subsidiary Guarantors have been duly incorporated or organized, as the case may be, and are validly existing as corporations or other business entities, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing as foreign entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate and other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority does not or would not, individually or in the aggregate, have a material adverse effect on the general affairs, business, properties, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiary Guarantors taken as a whole or on the performance by the Company of its obligations under the Securities (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 to this Agreement.

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         (e) Capitalization. The Company has an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; and except as set forth in Schedule 3, all the outstanding shares of capital stock, membership interests or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than liens granted pursuant to the Credit Agreements, the Indenture or the Security Documents.
Schedule 3 lists the governance and economic interests of the Company in each of its Subsidiaries.

         (f) Due Authorization. The Company and each of the Subsidiary Guarantors had full corporate or other organizational right, power and authority to execute and deliver each of the Credit Agreement Amendments to which they were a party and to perform their respective obligations thereunder; the Company and each of the Subsidiary Guarantors signatory thereto have full corporate or other organizational right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Subsidiary Guarantee set forth therein), the Exchange Securities, the Security Documents and the Registration Rights Agreement (collectively, together with the Credit Agreement Amendments, the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all corporate or other organizational action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

         (g) The Indenture. The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (whether considered a proceeding in equity or at law) (collectively, the "Enforceability Exceptions"); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

         (h) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming the Indenture is a valid and legally binding obligation of the Trustee) and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture (assuming the Indenture is a valid and legally binding obligation of the Trustee) and paid for as provided herein, will be valid and legally binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary

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Guarantors in accordance with their terms, subject to the Enforceability
Exceptions, and will be entitled to the benefits of the Indenture.

         (i) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related Subsidiary Guarantees) will have been duly authorized by the Company, or by each of the Subsidiary Guarantors in the case of the related Subsidiary Guarantees, and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer of the Exchange Securities, and each of the Subsidiary Guarantors, as guarantor, enforceable against the Company and each of the Subsidiary Guarantors, as the case may be, in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

         (j) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution may be limited by applicable law and public policy.

         (k) Other Transaction Documents. Each of the Security Documents and the Credit Agreement Amendments has been, or as of the Closing Date will be, duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors (to the extent party thereto) and constitutes, or as of the Closing Date will constitute, a valid and legally binding agreement of the Company and such Subsidiary Guarantors enforceable against the Company and such Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

         (1) Descriptions of Transaction Documents. On the Closing Date, each Transaction Document will conform in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

         (m) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws (or other comparable organizational documents); (ii) in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation in any material respect of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority to which it or its property or assets may be subject, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

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                                                                               8

         (n) No Conflicts With Existing Instruments; No Consents Required. The execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (except liens, charges or encumbrances created or imposed under the Transaction Documents) upon any property or assets of the Company or any of its Subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets; and, assuming the accuracy of the representations, warranties and agreements of the Initial Purchaser herein, no consent, approval, authorization, order, registration or qualification of or with any such court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchaser and (ii) with respect to the Exchange Securities under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

         (o) Legal Proceedings. Except as specifically described in Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or threatened to which the Company or any of its Subsidiaries is or would be a party or to which any property of the Company or any of its Subsidiaries is or would be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company and each of the Subsidiary Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

         (p) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its Subsidiaries, Land O'Lakes Farmland Feed LLC and its subsidiaries, Land O'Lakes Feed Division and Agriliance, LLC and its subsidiaries, are independent public accountants with respect to each of the foregoing within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

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         (q) Title to Real and Personal Property. The Company and its
Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except for those incurred to secure amounts outstanding under the Credit Agreements, other than Permitted Liens (as defined in the Offering Memorandum), and those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (r) Title to Intellectual Property. The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and the Company and its Subsidiaries have not received any notice of any claim of conflict with, any such rights of others, except as could not reasonably be expected to have Material Adverse Effect.

         (s) Investment Company Act. Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Offering Memorandum and the Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

         (t) Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (u) Taxes. The Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for taxes being contested in good faith for which adequate reserves have been provided; and except as otherwise specifically disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries, which had, or could reasonably be expected to have, a Material Adverse Effect.

         (v) Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as

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                                                                              10

specifically described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where the revocation or modification of any such license, certificate, authorization or permit or the failure to renew any such license, certificate, authorization or permit could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (w) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Subsidiary Guarantors, is threatened that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         (x) Compliance With Environmental Laws. Except as described in the Offering Memorandum, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), and none of them has received notice of any outstanding violations of any Environmental Laws; (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except for any such failure to comply, or to receive required permits, licenses or approvals, as would not, individually or in the aggregate, have a Material Adverse Effect.

         (y) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its Subsidiaries for employees or former employees of the Company and its Subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except where such deficiency or failure to exceed could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (z) Accounting Controls. The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (aa) Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in either case, as would not be expected to have a Material Adverse Effect.

         (bb) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and each of the Subsidiary Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (cc) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Preliminary Offering Memorandum and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

         (dd) Solvency. On and immediately after the Closing Date, the Company and each of the Subsidiary Guarantors (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the fair value of the assets of each of the Company and the Subsidiary Guarantors, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each of the Company and the Subsidiary Guarantors will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each of the Company and the Subsidiary Guarantors will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each of the Company and the Subsidiary Guarantors will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         (ee) Patronage Payments. All claims by members for cash payments of patronage dividends, revolvements and redemptions under applicable laws, including bankruptcy, insolvency, receivership or similar laws now or hereafter in effect, are claims in respect of equity interests and will rank junior in right of payment to all obligations under this Agreement, the Indenture, the Securities and the Exchange Securities.

         (ff) No Broker's Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

         (gg) Rule 144A Eligibility. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act, and each of the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

         (hh) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501 (b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

         (ii) No General Solicitation or Directed Selling Efforts. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section l(b) (including Annex A hereto) and its compliance with its agreements set forth therein, none of the Company or any of its affiliates or any other person acting on its or their behalf has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S"), and all such persons have complied with the offering restrictions requirement of Regulation S.

         (jj) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section l(b) (including Annex A hereto) and its compliance with its agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchaser and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

         (kk) No Stabilization. Neither the Company nor any of the Subsidiary Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

         (11) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27 A of the Securities Act and Section 21 E of the Exchange Act) contained in the

Preliminary Offering Memorandum and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (mm) Security Documents Complete. The Security Documents represent all of the collateral and guarantee agreements, security agreements, mortgages and other similar agreements necessary to grant to the holders of the Securities a valid security interest in the Collateral, which security interest will rank immediately junior in priority (subject to Permitted Collateral Liens) to the security interests in the Collateral securing the Priority Lien Obligations.

         (nn) Security Interests. On and as of the Closing Date:

                  (i) Upon execution and delivery of the Second Priority Collateral Agreement, delivery to the Credit Facilities Collateral Agent of the certificates or instruments representing or evidencing the Pledged Securities or other Collateral (in each case as defined in the Second Priority Collateral Agreement) in accordance with the Second Priority Collateral Agreement (or in the case of certificates or instruments representing or evidencing Collateral which are then in the possession of the Credit Facilities Collateral Agent, upon the execution and delivery of the Intercreditor Agreement) and, in the case of Collateral not constituting certificated securities or instruments, the filing of Uniform Commercial Code financing statements and any other applicable registrations in the appropriate filing offices, the Secured Parties will obtain a valid and perfected lien upon and security interest in all right, title and interest of the Company in such Collateral (to the extent a lien upon or security interest in such Collateral may be perfected by possession, by filings under the Uniform Commercial Code as in effect in any applicable jurisdiction or by any filings required with the United States Patent and Trademark Office or United States Copyright Office) as security for the payment and performance of the Obligations (as defined in the Second Priority Collateral Agreement), which security interest will rank immediately junior in priority (subject to Permitted Collateral Liens) to the security interests in the Collateral securing the Priority Lien Obligations.

                  (ii) Upon the execution and delivery of the Mortgages, the Mortgages will be effective to grant a legal and valid mortgage lien on all of the mortgagor's right, title and interest in each of the mortgaged properties thereunder. When the Mortgages are duly recorded in the proper recorders' offices or appropriate public records and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state or local law applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a validly perfected and enforceable second-priority security interest in the related mortgaged property, for the ratable benefit of the Secured Parties, subject only to Permitted Collateral Liens and other encumbrances and exceptions to title expressly set forth therein and except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (iii) The mortgaged properties under the Mortgages comply in all material respects with all applicable setback requirements, zoning codes, ordinances, laws and regulations, except where non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

                  (iv) There are no pending or, to the knowledge of the Company, threatened condemnation proceedings, lawsuits, or administrative actions relating to the mortgaged properties under the Mortgages which would have, individually or in the aggregate, a Material Adverse Effect.

         (oo) Accounts. Neither the Company nor any of the Subsidiary Guarantors holds any Accounts with respect to which the Collateral Agent will not hold a perfected Pari Passu Lien on the Closing Date, other than such Accounts, if any, in which the Credit Facilities Secured Parties (as defined in the Intercreditor Agreement) do not or will not hold Priority Liens.

         (pp) Inventory. Neither the Company nor any of the Subsidiary Guarantors maintains any Inventory (as defined in the Second Priority Collateral Agreement) with respect to which the Collateral Agent will not hold a perfected Pari Passu Lien on the Closing Date, other than such Inventory, if any, in which the Credit Facilities Secured Parties do not or will not hold Priority Liens.

         (qq) Perfection Certificate. None of the Perfection Certificate (as defined in the Indenture) or any other written information relating to the Collateral delivered after the date hereof by or on behalf of the Company or any Subsidiary Guarantor to the Collateral Agent or the Trustee pursuant to any provision of the Indenture or any Security Document is or will be incorrect when delivered in any respect material to the rights or interests of the holders of the Securities.

         (rr) Recording of Intellectual Property. Except where the failure to do so would not have a Material Adverse Effect, each of the Company and the Subsidiary Guarantors has filed with the United States Patent and Trademark Office for registration or recordation, as applicable, (A) a completed application for the registration of each trademark and patent owned by it which is material to the business of the Company or such Subsidiary Guarantor and (B) an appropriate assignment to the Company or any of the Subsidiary Guarantors of the interest acquired by it in any trademark and patent.

         4. Further Agreements of the Company and the Subsidiary Guarantors. The Company and each of the Subsidiary Guarantors jointly and severally covenant and agree with the Initial Purchaser that:

         (a) Delivery of Copies. The Company will deliver to the Initial Purchaser as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchaser may reasonably request.

         (b) Amendments or Supplements. Before distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, the Company will furnish to the Initial Purchaser a copy of the proposed amendment or supplement for review and will not distribute any such proposed amendment or supplement to which the Initial Purchaser reasonably objects by notice to the Company after a reasonable period to review.

         (c) Notice to the Initial Purchaser. The Company will advise the Initial Purchaser promptly, and, if requested, confirm such advice in writing,
(i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities by the Initial Purchaser as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if issued, to obtain as soon as possible the withdrawal thereof.

         (d) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities by the Initial Purchaser (i) any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchaser thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchaser such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

         (e) Blue Sky Compliance. The Company will cooperate with the Initial Purchaser to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser shall reasonably request and will continue such qualifications in effect so long as may be reasonably required for the offering and resale of the Securities; provided that neither the Company nor any of its Subsidiaries shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject themselves to taxation in respect of doing business in any jurisdiction.

         (i) Clear Market. During the period from the date hereof through and including the date that is 90 days after the Closing Date, the Company and each of the Subsidiary Guarantors will not, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell or otherwise dispose of any debt securities similar to the Securities issued or guaranteed by the Company or any of the Subsidiary Guarantors.

         (g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum.

         (h) Supplying Information. For so long as the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (i) PORTAL and DTC. The Company will assist the Initial Purchaser in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

         (j) No Resales by the Company. Until the issuance of the Exchange Securities or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), as the case may be, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

         (k) No Integration. Neither the Company nor any of its affiliates will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities
Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

         (1) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

         (m) No Stabilization. In connection with the offering of the Securities, until the Initial Purchaser has notified the Company of completion of the resale of the Securities, neither the Company nor any of the Subsidiary Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

         5. Conditions of Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Subsidiary Guarantors of their respective obligations hereunder and to the following additional conditions:

         (a) Representations and Warranties. The representations and warranties of the Company and the Subsidiary Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Company, the Subsidiary Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Company and the Subsidiary Guarantors shall have complied with all agreements and all conditions to be performed or satisfied on their part hereunder at or prior to the Closing Date.

         (b) No Downgrading. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Subsidiary Guarantors by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading) its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company.

         (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(c) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum and the effect of which in the reasonable judgment of the Initial Purchaser is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, resale and delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

         (d) Officer's Certificate. The Initial Purchaser shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Subsidiary Guarantor who has specific knowledge of the Company's or such Subsidiary Guarantor's financial matters and is reasonably satisfactory to the Initial Purchaser to the effect set forth in paragraphs (a) through (c) above.

         (e) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Initial Purchaser, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Offering Memorandum.

         (i) Opinion of Counsel for the Company, (i) Faegre & Benson LLP, counsel for the Company, and John Rebane, Esq., General Counsel of the Company, shall have furnished to the Initial Purchaser, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchaser, in the form attached hereto as Exhibit B-1 and B-2, respectively, and
(ii) each of the following legal counsel shall have furnished to the Initial Purchaser its respective written opinion, as special counsel to the Company, addressed to the Initial Purchaser and dated the Closing Date, in the form attached hereto as Exhibit C: (A) Allen, Matkins, Leck, Gamble & Mallory, special California counsel; (B) Fowler, White, Gillen,

Boggs, Villareal and Banker, special Florida counsel; (C) Hawley, Troxell, Ennis & Hawley, special Idaho counsel; (D) Ice Miller, special Indiana counsel; (E) Faegre & Benson LLP, special Iowa and Minnesota counsel; (F) Phelps Dunbar LLP, special Louisiana counsel; (G) Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel; (H) Armstrong Teasdale LLP, special Missouri counsel; (I) Robinson Bradshaw & Hinson, special North Carolina counsel; (J) Thompson Hine LLP, special Ohio counsel; (K) Dunn, Carney, Allen, Higgins & Tongue, special Oregon counsel; (L) Montgomery, McCracken, Walker & Rhoads LLP, special Pennsylvania counsel; (M) Baker Botts LLP, special Texas counsel; (N) Quarles & Brady LLP, special Wisconsin counsel.

         (g) Opinion of Counsel for the Initial Purchaser. The Initial Purchaser shall have received on and as of the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Initial Purchaser, with respect to such matters as the Initial Purchaser may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

         (i) Good Standing. The Initial Purchaser shall have received satisfactory evidence of the good standing of the Company and its Subsidiary Guarantors in their respective jurisdictions of incorporation and their good standing as foreign corporations in such other jurisdictions as the Initial Purchaser may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

         (j) Registration Rights Agreement. The Initial Purchaser shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Subsidiary Guarantors.

         (k) PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

         (l) Additional Documents. On or prior to the Closing Date, the Company and the Subsidiary Guarantors shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request and are customary.

         (m) The Credit Facility Amendment. The Credit Agreement Amendments shall be effective on substantially the terms described in the Offering Memorandum and the Initial Purchaser shall have received true and correct copies of the fully-executed Credit Agreement Amendments.

         (n) Perfection Certificate. The Initial Purchaser shall have received a completed Perfection Certificate dated the Closing Date and signed by a financial officer of the Company, together with all attachments contemplated thereby.

         (o) Personal Property and Intellectual Property. All Uniform Commercial Code and other personal property security financing statements and recordations with the United States Patent and Trademark Office and the United States Copyright Office, as the case may be, required by law or reasonably requested by the Collateral Agent to be filed or recorded to perfect the liens intended to be created on substantially all of the Collateral (to the extent such liens may be perfected by filings under the Uniform Commercial Code or other personal property security legislation, as the case may be, as in effect in any applicable jurisdiction or by filings with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be) shall have been filed or recorded or delivered to the Collateral Agent for filing or recording.

         (p) Lien Searches. On or prior to the Closing Date, the Initial Purchaser shall have received the results of lien searches, conducted by a search service reasonably satisfactory to the Initial Purchaser, and the Initial Purchaser shall be satisfied that no liens are outstanding on the property or assets of the Company and the Subsidiary Guarantors, other than any such liens
(i) which constitute Permitted Collateral Liens or (ii) as to which the Initial Purchaser has received evidence reasonably satisfactory to it of the termination of such liens.

         (q) Mortgage. The Initial Purchaser shall have received in respect of the Mortgages delivered pursuant to Section 3(nn), a mortgagee's title policy of title insurance or marked-up title commitment for such insurance. Such policy or title commitment shall (i) be in an amount equal to the amount of title insurance coverage already provided to the lenders under the Credit Agreements in respect of their security interest in the properties covered by such Mortgages; (ii) insure that the Mortgages insured thereby create a valid second lien on the property covered by such Mortgage (subject to Permitted Collateral Liens), free and clear of all liens, defects and encumbrances other than Permitted Collateral Liens; (iii) name the Collateral Agent, for the benefit of the holders of the Securities, as the insured thereunder; (iv) be in the form of ALTA Loan Policy-1992; and (v) contain such endorsements and effective coverage as contained in the title insurance policies delivered in connection with the Credit Agreements.

         (r) Security Documents. On or prior to the Closing Date, a copy of each of the duly executed Security Documents shall have been delivered to the Initial Purchaser.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

         6. Indemnification and Contribution, (a) Indemnification of the Initial Purchaser. The Company and each of the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchaser, its respective directors, officers, employees and agents, its affiliates and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of the Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by the Initial Purchaser and any such loss, claim, damage or liability of or with respect to the Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with the provisions of
Section 4 hereof.

         (b) Indemnification of the Company. The Initial Purchaser agrees to indemnify and hold harmless the Company, each of the Subsidiary Guarantors their respective directors, officers, employees and agents, and each person, if any, who controls the Company or any of the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto).

         (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this
Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, jointly with any other Indemnifying Person similarly notified, to assume the defense of such proceeding and retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded (based upon the advice of counsel to the Indemnified Party) that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (based upon the advice of counsel to the Indemnified Party). It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchaser, its directors, officers, employees, agents and affiliates and any control persons of the Initial Purchaser shall be designated in writing by the Initial Purchaser and any such separate firm for the Company, the Subsidiary Guarantors, their respective directors, officers, employees and agents and any control persons of the Company and the Subsidiary Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Subsidiary Guarantors from the sale of the Securities and the total discounts and commissions received by the Initial Purchaser in connection therewith, as provided in this Agreement, bear to the total gross proceeds from the sale of the Securities under this Agreement. For purposes of this paragraph (d), each director, officer, employee and agent of the Company and the Subsidiary Guarantors and each person, if any, who controls the Company or any of the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Subsidiary Guarantors. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary Guarantor or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Limitation on Liability. The Company, the Subsidiary Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any out-of-pocket legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, in no event shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

         7. Termination. This Agreement may be terminated in the absolute discretion of the Initial Purchaser, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Subsidiary Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Initial Purchaser is material and adverse and makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

         8. [Intentionally Omitted.]

         9. Payment of Expenses, (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Subsidiary Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof to the Initial Purchaser; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's and the Subsidiary Guarantors' counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchaser may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchaser); (vi) any fees charged by rating agencies for rating the Securities;
(vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; (ix) the costs incident to perfecting the security interests in the Collateral required pursuant to the Indenture and the Security Documents (including, without limitation, the fees and expenses of local counsel and any search, filing or registration fees) and (x) all expenses incurred by the Company in connection with any "road show" presentation to potential investors.

         (b) If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchaser or (iii) the Initial Purchaser declines to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Subsidiary Guarantors jointly and severally agrees to reimburse the Initial Purchaser for all out-of-pocket costs and expenses (including the reasonable fees and expenses its counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement and the offering contemplated hereby.

         10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, the Subsidiary Guarantors and any controlling persons referred to herein, the Initial Purchaser, its respective affiliates and any controlling persons referred to herein, and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

         11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Initial Purchaser contained in this Agreement or made by or on behalf of the Company, the Subsidiary Guarantors or the Initial Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Subsidiary Guarantors or the Initial Purchaser.

         12. Initial Purchaser's Information. The Company, the Subsidiary Guarantors and the Initial Purchaser acknowledge and agree that the only information relating to the Initial Purchaser that has been furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto) consists of the following: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchaser, and (ii) the statements concerning the Initial Purchaser contained in the third paragraph, the fifth and sixth sentences of the eighth paragraph and the tenth paragraph under the heading "Plan of distribution".

         13. [Intentionally Omitted.]

         14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchaser shall be given to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-0994; Attention: Pierre Maman. Notices to the Company and the Subsidiary Guarantors shall be given to them at Land O'Lakes, Inc., 4001 Lexington Avenue, Arden Hills, Minnesota 55440, (fax: (651) 481- 2509); Attention: Dan Knudson (with a copy to John Rebane (fax: (651) 481-2832).

         (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (b) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (c) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (d) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         LAND O'LAKES, INC.,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         ACS STORES, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         ADVANCED BUSINESS CONCEPTS
                                         INTERNATIONAL, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         AG2AG, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         AGRICULTURAL INDEMNITY
                                         INSURANCE COMPANY,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         ALLIANCE MILK PRODUCTS, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         AMERICA'S COUNTRY STORES
                                         HOLDINGS, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         AMERICA'S COUNTRY STORES, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         DIAMOND CROSS, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         FMR, INC.,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         FORAGE GENETICS, INC.,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         GOLDEN STATE FEEDS, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         GOLDEN VALLEY DAIRY PRODUCTS,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         L.L. OLDS SEED COMPANY,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         LAND O'LAKES FARMLAND FEED
                                         LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         LAND O'LAKES HOLDINGS, INC.,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         LAND O'LAKES INTERNATIONAL
                                         DEVELOPMENT CORPORATION,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         LOL HOLDINGS II, INC.,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         LOL POWER, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         MILK PRODUCTS, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         NORTH COAST FERTILIZER II, INC.,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         NORTHWEST FOOD PRODUCTS
                                         COMPANY, INC.,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         NORTHWEST FOOD PRODUCTS
                                         TRANSPORTATION, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         NUTRA-BLEND, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         PMI NUTRITION, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         PMI AGRICULTURE, L.L.C.,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         PMI NUTRITION INTERNATIONAL,
                                         LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         PURINA MILLS, LLC, by

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         QC, INC.,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                          QC HOLDINGS INC.,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         QC INDUSTRIES, INC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         REALTY LOL, INC.,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         RESEARCH SEEDS, INC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         SEEDS, RESEARCH  INC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                         Very truly yours,

                                         THOMAS PRODUCTS, LLC,

                                             by
                                                 _______________________________
                                                 Name:
                                                 Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Accepted: December 12, 2003

J.P. MORGAN SECURITIES INC.

    by

     ______________________________
          Authorized Sinnatory

                                                                      Schedule 1

        Initial Purchaser                               Principal Amount
        -----------------                               ----------------
J.P. Morgan Securities Inc.                              $ 175,000,000

                                                         -------------
Total                                                    $ 175,000,000

                                                                      Schedule 2

Subsidiary Guarantors

ACS Stores, LLC
Advanced Business Concepts International, LLC
AG2AG, LLC
Agricultural Indemnity Insurance Company
Alliance Milk Products, LLC
America's Country Stores Holdings, LLC
America's Country Stores, LLC
Diamond Cross, LLC
FMR, Inc.
Forage Genetics, Inc.
Golden State Feeds, LLC
Golden Valley Dairy Products
L.L. Olds Seed Company
Land O' Lakes Farmland Feed LLC
Land O'Lakes Holdings, Inc.
Land O'Lakes International Development Corporation
LOL Holdings II, Inc.
LOL Power, LLC
Milk Products, LLC
North Coast Fertilizer II, Inc.
Northwest Food Products Company, Inc.
Northwest Food Products Transportation LLC
Nutra-Blend, LLC
PMI Nutrition, LLC
PMI Agriculture, L.L.C.
PMI Nutrition International, LLC
Purina Mills, LLC
QC, Inc.
QC Holdings Inc.
QC Industries, Inc.
Realty LOL, Inc.
Research Seeds, Inc.
Seed Research, Inc.
Thomas Products, LLC

                                                                      Schedule 3

         Subsidiary                       Governance Interest               Economic Interest
         ----------                       -------------------               -----------------
ACS STORES, LLC                                  100%PM                         100% PM
ADVANCED BUSINESS CONCEPTS                      100%LOL                         100% LOL
INTERNATIONAL, LLC
ADVANCED FOODS PRODUCTS, LLC                    35% LOL                         35% LOL
AG2AG, LLC                                      100%LOL                         100% LOL
AGLAND-LAND O'LAKES FEED, LLC                  50% LOLFLF                      50% LOLFLF
AGRONOMY COMPANY OF CANADA,                     50% LOL                         50% LOL
LTD.
AGRICULTURAL INDEMNITY INSURANCE                100% LOL                        100% LOL
COMPANY
AGRILIANCE LLC                                  50% LOL                         50% LOL
ALLIANCE MILK PRODUCTS, LLC                90% LOLFLF; 10% PM              90% LOLFLF; 10% PM
AMERICA'S COUNTRY STORES                         100%PM                          100%PM
HOLDINGS, LLC
AMERICA'S COUNTRY STORES, LLC            100% America's Country          100% America's Country
                                          Stores Holdings, LLC            Stores Holdings, LLC
CALVA PRODUCTS CO, INC.                         75% LOL                         75% LOL
CALVATOLIQUID LLC                          50% Calva Products              50% Calva Products
CHEESE & PROTEIN INTERNATIONAL,                95.9% LOL                       95.9% LOL
LLC
COLCHESTER FOODS, INC.                         100% Moark                      100% Moark
COTTONSEED, LLC                                35% LOLFLF                      35% LOLFLF
COUNTRYSIDE FEED, LLC                         4.5% LOLFLF                     4.5% LOLFLF
CUTLER AT ABBEVILLE, L.L.C.                    100% Moark                      100% Moark
CUTLER AT PHILADELPHIA, L.L.C.                 100% Moark                      100% Moark
DAIRY LLC                                      10.5% LOL                       10.5% LOL
DAKOTALANDS FEEDS, LLC                         44% LOLFLF                      44% LOLFLF
DELTA EGG FARM, INC.                      50% Sunbest Foods of            50% Sunbest Foods of
                                               Iowa, Inc.                      Iowa, Inc.
DIAMOND CROSS, LLC                            100% LOLFLF                     100% LOLFLF
EASTERN BLOCK, INC.                              50% PM                          50% PM
EASTGATE FEED & GRAIN, LLC                       50% PM                          50% PM
EGG EXPRESS, INC.                        100% Colchester Foods,          100% Colchester Foods,
                                                  Inc.                             Inc.
ESLABON CATTLE CO. L.P.                          49% PM                          49% PM
ESLABON FEEDERS, L.P                             35% PM                          35% PM
ESLABON MANAGEMENT, L.L.C.                       24% PM                          24% PM
ESSV, L.L.C.                               75.2% PMI Ag, LLC;             75.2% PMI Ag, LLC;
FAR RIVER SWINE, LLC                            50% LOL                         50% LOL
FAST STOP #2 -                                  40% LOL                         40% LOL
FITCHVILLE REALTY, INC.                        100% Moark                      100% Moark
FITCHVILLE REALTY HOLDING, LLC          100% Fitchville Realty,         100% Fitchville Realty,
                                                 Inc.                             Inc.
FMR, INC.                                       100% LOL                        100% LOL
FORAGE GENETICS, INC.                     100% Research Seeds             100% Research Seeds
FORAGE GENETICS ARGENTINA S.R.L.         100 % Forage Genetics            100% Forage Genetics
GK/LOL, LLC                                     50% LOL                         50% LOL
GOLDEN STATE FEEDS, LLC                       100% LOLFLF                     100% LOLFLF

         Subsidiary                         Governance Interest             Economic Interest
         ----------                         -------------------             -----------------
GOLDEN VALLEY DAIRY PRODUCTS                      100% LOL                      100% LOL
GRAND MESA EGGS, INC.                            50% Moark                      50% Moark
HEJLIK PIG CO.,L.C                           66.7% PMI Ag, LLC              66.7% PMI Ag, LLC
HERITAGE TRADING COMPANY, LLC                  56.5% LOLFLF;                  56.5% LOLFLF;
                                              43.5% Agriliance              43.5% Agriliance
HI POINT INDUSTRIES, LLC                    50% Moark; 50% Norco          50% Moark; 50% Norco
                                                   Ranch                          Ranch
KF SERVICIOS DEL MAYO, S.A. DE C.V.              50% LOLFLF                    50% LOLFLF
KOFKOFF EGG FARM HOLDINGS, LLC             100% Kofkoff Egg Farm          100% Kofkoff Egg Farm
                                                    LLC                            LLC
KOFKOFF EGG FARM L.L.C.                     96% Moark; 6% Moark            96% Moark; 6% Moark
                                                 Egg Corp.                      Egg Corp.
KOFKOFF FEED, INC.                               100% Moark                    100% Moark
L & W EGG PRODUCTS, INC.                         100% Moark                    100% Moark
L.L. OLDS SEED COMPANY                      100% Research Seeds            100% Research Seeds
LAND O'LAKES FARMLAND FEED LLC             52.2% LOL Holdings II;        52.2% LOL Holdings II;
                                               39.8% LOL; 8%                  39.8% LOL; 8%
                                                  Farmland                      Farmland
LAND O'LAKES FOREIGN SALES                        100% LOL                      100% LOL
CORPORATION
LAND O'LAKES/GREAT WALL                           50% LOL                        50% LOL
ENTERPRISES, CO., LTD.
LAND O'LAKES HOLDINGS, INC.                       100% LOL                      100% LOL
LAND O'LAKES INTERNATIONAL                        100% LOL                      100% LOL
DEVELOPMENT CORPORATION
LAND O'LAKES MULTITECNOLOGIAS                     100% LOL                      100% LOL
NUTRIONALES DE MEXICO S.A. DE C.V.
LIQUITECH, LTD                                 24.75% LOLFLF                  24.75% LOLFLF
LIQUITECH MANAGEMENT GROUP, INC.                 25% LOLFLF                    25% LOLFLF
LOL FARMLAND FEED SPV, LLC                      100% LOLFLF                    100% LOLFLF
LOLFC. LLC                                  100% LOL Finance Co.          100% LOL Finance Co.
LOL FINANCE CO.                                   100% LOL                      100% LOL
LOL HOLDINGS II, INC.                             100% LOL                      100% LOL
LOL POWER, LLC                                    100% LOL                      100% LOL
MADISON FARMS BUTTER, L.L.C.                      50% LOL                       50% - LOL
MCANALLY ENTERPRISES, INC.                     100% McAnally                 100% McAnnally
                                              Enterprises, LLC              Enterprises, LLC
MCANALLY ENTERPRISES, L.L.C.                     100% Moark                    100% Moark
MELROSE DAIRY PROTEINS, LLC                       50% LOL                         67LOL
MICHIGAN STATE SEED COMPANY                  100% LL Olds Seed              100% LL Olds Seed
MILK PRODUCTS, LLC                              100% LOLFLF                    100% LOLFLF
MOARK, LLC                                        50% LOL                       100% LOL
MO ARK EGG CORPORATION                           100% Moark                    100% Moark
MOARK/FORT RECOVERY EGG                          50% Moark                      50% Moark
MARKETING, LLC
MUNSON LAKES NUTRITION, LLC.                      69% LOL                        69% LOL
NEW FEEDS, LLC                                    51% LOL                        50% LOL
NORCO RANCH, INC.                            1 00% Norco Ranch              100% Norco Ranch
                                            Holding Company, Inc.         Holding Company, Inc.

          Subsidiary                       Governance Interest             Economic Interest
          ----------                       -------------------             -----------------
NORCO RANCH HOLDING COMPANY, INC.               100% Moark                    100% Moark
NORTH COAST FERTILIZER II, INC.                  100% LOL                      100% LOL
NORTHERN COUNTRY FEEDS, LLC                     51%LOLFLF                     50% LOLFLF
NORTHWEST FOOD PRODUCTS COMPANY,                 100% LOL                      100% LOL
INC.
NORTHWEST FOOD PRODUCTS                          100% LOL                      100% LOL
TRANSPORTATION, LLC
NUTRA-BLEND, LLC                               100% LOLFLF                    100% LOLFLF
NUTRIKOWI FARMLAND, S.A. DE C.V.                50% LOLFLF                    50% LOLFLF
PACHECO EGG FARMS, L.L.C.                       100% Moark                    100% Moark
PENNY NEWMAN MILLING LLC                         40% LOL                        50% LOL
PMI NUTRITION, LLC                                100% PM                       100% PM
PMI AGRICULTURE, L.L.C.                      50% PM; 50% PMI                50% PM; 50% PMI
                                                Nutrition                      Nutrition
PMI NUTRITION INTERNATIONAL, LLC                 100% PM                        100% PM
PREMIER FARMS, LLC                              100% Moark                    100% Moark
PRO-PET, LLC                                    33.33% LOL                    33.33% LOL
PURINA MILLS, LLC                              100% LOLFLF                    100% LOLFLF
QC , INC.                                  100% QC Industries,            100% QC Industries,
                                                  Inc.                           Inc.
QC HOLDINGS INC.                           100% QC Industries,            100% QC Industries,
                                                   Inc.                          Inc.
QC INDUSTRIES, INC.                              100% LOL                      100% LOL
REALTY LOL, INC.                                 100% LOL                      100% LOL
RESEARCH SEEDS, INC.                             100% LOL                      100% LOL
SEED RESEARCH, INC.                        100% Research Seeds            100% Research Seeds
SOUTHERN NEW ENGLAND EGG, L.L.C.                100% Moark                    100% Moark
SOUTHWEST LIQUIDS, LLC                          13% LOLFLF                    13% LOLFLF
SOYBEAN RESEARCH FOUNDATION, INC.              91.34% LOL                     91.34% LOL
SOYGENETICS, LLC                                 20% LOL                        20% LOL
SPECIALTY GRAINS, LLC                            50% LOL                        50% LOL
STRAUSS FEEDS, L.L.C.                           50% LOLFLF                    50% LOLFLF
SUNBEST FOODS OF IOWA, INC.                 100% Sunbest Foods,           100% Sunbest Foods,
                                                   LLC                            LLC
SUNBEST FOODS, LLC                              100% Moark                    100% Moark
SWINE MANAGEMENT SERVICES OF               50% PMI Agriculture,          50% PMI Agriculture,
PIPESTONE, L.L.C                                   LLC                            LLC
SYNERGY PORK SYSTEMS, LLC                  50% PMI Agriculture,          50% PMI Agriculture,
                                                   LLC                            LLC
THOMAS PRODUCTS, LLC                           100% LOLFLF                    100% LOLFLF
TRI-STATE AGRI SERVICES LLC                   17.25% LOLFLF                  17.25% LOLFLF
WHIP-O-WILL EGG FARMS, L.L.C.             100% Kofkoff Egg Farm            100% KoflcoffEgg
                                                   LLC                         Farm LLC
YNOT, LLC                                  50% PMI Agriculture,          50% PMI Agriculture,
                                                   LLC                            LLC

                                                                         ANNEX A

           Restrictions on Offers and Sales Outside the United States

         In connection with offers and sales of Securities outside the United
States:

         (a) The Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

         (b) The Initial Purchaser represents, warrants and agrees that:

             (i) The Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act ("Regulation S") or Rule 144A or any other available exemption from registration under the Securities Act.

             (ii) None of the Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

             (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, the Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

             (iv) The Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

         (c) The Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

             (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

             (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

             (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

         (d) The Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

                                                                       Exhibit A

                    [Form of Registration Rights Agreement]

                                                                     Exhibit B-1

                     [Form of Faegre & Benson LLP Opinion]

                                                                     Exhibit B-2

                        [Form of General Counsel Opinion]

                                                                       Exhibit C

                         [Form of Local Counsel Opinion]